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                        AMENDED DISTRIBUTION AGREEMENT

                                                                 April 13, 1994

Funds Distributor Inc.
One Exchange Place
Boston, Massachusetts  02109

Dear Sirs:

         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, BJB Investment Funds (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, has agreed that Funds Distributor Inc. (the "Distributor") shall be, for the period of this Agreement, the distributor of shares of beneficial interest of various series of the Trust that may from time to time be offered to the public (the "Shares").

         1.       Services as Distributor.

         1.1 The Distributor will act as agent for the distribution of Shares covered by the Trust's registration statement, prospectus and statement of additional information under the Securities Act of 1933, as amended the 1933 Act, and the Investment Company Act of 1940, as amended the 1940 Act. The Distributor agrees to bear all expenses incurred by it in connection with the services provided by it under this Agreement, including the cost of printing prospectuses and statements of additional information and distributing them to prospective shareholders.

         1.2 The Distributor agrees to use its best efforts to solicit orders for the sale of Shares at the public offering price, as determined in accordance with the Registration Statement and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

         1.3 All activities by the Distributor shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or by any securities association registered under the Securities Exchange Act of 1934.

         1.4 The Distributor will provide one or more persons during normal business hours to respond to telephone questions concerning the Trust.

         1.5 The Distributor will transmit any orders received by it for purchase or redemption of Shares to The Shareholder Services Group, Inc. ("TSSG"), the Trust's

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transfer agent, or any successor to TSSG or which the Trust has notified the
Distributor in writing.

         1.6 Whenever in their judgment such actions warranted for any reason, including, without limitation, market, economic or political conditions, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.7 The Distributor will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

         2. Duties of the Trust.

         2.1 The Trust agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that the Distributor may designate.

         2.2 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Trust and the Shares as the Distributor may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such reports, when so signed by the Trust's officers, shall be true and correct. The Trust shall also furnish the Distributor upon request with (a) annual audits of the Trust's books and accounts made by independent certified public accountants regularly retained by the Trust; (b) semi-annual unaudited financial statements pertaining to the Trust; (c) quarterly earnings statements prepared by the Trust; (d) a monthly itemized list of the securities in the Trust's portfolio; (e) monthly balance sheets as soon as practicable after the end of each month; and (f) from time to time such additional information regarding the Trust's financial condition as the Distributor may reasonably request.

         3.       Representations and Warranties.

         The Trust represents to the Distributor that the registration statements, prospectus and statement of additional information filed by the Trust with the SEC under the 1933 Act, and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Trust with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to the Distributor that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and

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regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to tile at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         4.       Indemnification.

         4.1 The Trust authorizes the Distributor and any dealers with whom the Distributor has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Trust from time to time, in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, any prospectus or any statement of additional information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to made the statements in any of them not misleading; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by the Distributor or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are

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furnished to the distributor pursuant to paragraph 2.2 of this Agreement; and
further provided that the Trust's agreement to indemnify the Distributor and the Trust's representations and warranties herein before set forth in paragraph 3 of this Agreement shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New York, New York and sent to the Trust by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 4.1. The Trust will be entitled to assume the defense of any suite brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor. In the event the Trust elects to assume the defense of any such suit and retains counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Trust does not elect to assume the defense of any such suit, or if the Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Trust's indemnification agreement contained in this paragraph 4.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any of the Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees to notify the distributor promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issuance and sale of any of the Shares.

         4.2 The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or Trustees or any such controlling person may inure under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability

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or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to the Trust and required to be stated in such answers or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, its officers or Trustees or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its office in Boston, Massachusetts, and sent to the Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Distributor shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability that the Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph
4.2. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issuance and sale of any of the Shares.

         5.       Effectiveness of Registration.

         None of the Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares under this Agreement shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) or the 1933 Act is not on file with the SEC; provided, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust's obligation to redeem its Shares from any shareholder in accordance with the provisions of the Trust's prospectus, statement of additional information or Master Trust Agreement dated April 30, 1922, as amended from time to time (the "Master Trust Agreement").

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         6.       Notice to Funds Distributor Inc.

         The Trust agrees to advise the Distributor immediately in writing:

         (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

         (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

         7. Terms of the Agreement.

         This Agreement shall become effective as of the date the Trust commences its initial public offering and shall continue until the second anniversary of that date and shall continue thereafter so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or (b) by a vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' notice by the Trust's Board of Trustees, by vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940
Act) of the Trust, by vote of the holders of a majority of the Shares, or on 90 days' notice by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         8.       Miscellaneous.

         The Trust recognizes that directors, officers and employees of the Distributor may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that the Distributor or its affiliates may enter into distribution or other agreements with such other corporations and trusts.

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         9.       Representation by the Trust.

         The Trust represents that a copy of its Master Trust Agreement is on file with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk.

         10.      Limitation of Liability.

         The Trust and the Distributor agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Trust, as provided in the Master Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and the sole shareholder of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

         If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                          Very truly yours,

                                          BJB INVESTMENT FUNDS

                                          By: /s/ David E. Bodner
                                              -----------------------
                                              Name:  David E. Bodner
                                              Title: President

Accepted:

FUNDS DISTRIBUTOR INC.

By:  /s/ Marie E. Connolly
    --------------------------
    Name:  Marie E. Connolly
    Title: President


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